                                                                    EXHIBIT 10.1

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                     CENTENNIAL CELLULAR OPERATING CO. LLC
                    (a Delaware limited liability company)

                           CENTENNIAL FINANCE CORP.

                           (a Delaware corporation)

                          (to be merged with and into

                           Centennial Cellular Corp.

                          at the time of the Merger)

                                 $370,000,000

                  10 3/4% Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT





Dated:  December 9, 1998

================================================================================

                               Table of Contents

Purchase Agreement........................................................................  1
 SECTION 1.  Representations and Warranties...............................................  4
          (a) Representations and Warranties by the Issuer and Finance Corp...............  4
             (i)      Similar Offerings...................................................  4
             (ii)     Offering Memorandum.................................................  4
             (iii)    Independent Accountants.............................................  4
             (iv)     Financial Statements................................................  5
             (v)      No Material Adverse Change in Business..............................  5
             (vi)     Good Standing of the Issuer.........................................  5
             (vii)    Good Standing of Centennial.........................................  6
             (viii)   Good Standing of Finance Corp.......................................  6
             (ix)     Good Standing of Subsidiaries.......................................  6
             (x)      Capitalization......................................................  7
             (xi)     Authorization of Agreements.........................................  7
             (xii)    Authorization of the Indenture and Supplemental Indenture...........  8
             (xiii)   Authorization of the Securities and Exchange Securities.............  9
             (xiv)    Authorization of the Credit Facilities..............................  9
             (xv)     Authorization of the Subordinated Notes.............................  9
             (xvi)    Authorization of the Recapitalization Transactions..................  9
             (xvii)   Description of the Securities, the Indenture, the Registration
                      Rights Agreement, the Pledge and Escrow
                      Agreement, the Mezzanine
                      Financing, the Recapitalization Documents and the Recapitalization
                      Transactions........................................................ 10
             (xviii)  Absence of Defaults and Conflicts................................... 10
             (xix)    Absence of Labor Disputes........................................... 11
             (xx)     Absence of Proceedings.............................................. 11
             (xxi)    Possession of Intellectual Property................................. 11
             (xxii)   Absence of Further Requirements..................................... 12
             (xxiii)  Possession of Licenses and Permits.................................. 12
             (xxiv)   Title to Property................................................... 13
             (xxv)    Tax Returns......................................................... 13
             (xxvi)   Insurance........................................................... 14
             (xxvii)  Solvency............................................................ 14
             (xxviii) Stabilization or Manipulation....................................... 14
             (xxix)   Suppliers........................................................... 14
             (xxx)    Environmental Laws.................................................. 14
             (xxxi)   Registration Rights................................................. 15
             (xxxii)  Accounting Controls................................................. 15
             (xxxiii) Investment Company Act.............................................. 15
             (xxxiv)  Rule 144A Eligibility............................................... 16

                                      -i-
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
             (xxxv)   No General Solicitation...........................................  16
             (xxxvi)  No Registration Required..........................................  16
             (xxxvii) No Directed Selling Efforts.......................................  16
             (xxxviii) PORTAL ..........................................................  16
             (xxxix)  Year 2000 and Euro Disclosures....................................  16
             (xl)     Pre-Merger Activities.............................................  16

          (b)Officer's Certificates.....................................................  16

 SECTION 2.  Sale and Delivery to Initial Purchasers; Closing...........................  17
            (a) Securities..............................................................  17
            (b) Payment.................................................................  17
            (c) Qualified Institutional Buyer...........................................  17
            (d) Denominations; Registration.............................................  18

 SECTION 3.  Covenants of the Issuer and Finance Corp...................................  18
            (a) Offering Memorandum.....................................................  18
            (b) Notice and Effect of Material Events....................................  18
            (c) Amendment to Offering Memorandum and Supplements........................  18
            (d) Qualification of Securities for Offer and Sale..........................  19
            (e) Integration.............................................................  19
            (f) Rating of Securities....................................................  19
            (g) Rule 144A Information...................................................  19
            (h) Restriction on Resales..................................................  19
            (i) Use of Proceeds.........................................................  19
            (j) Restriction on Sale of Securities.......................................  20
            (k) DTC Clearance...........................................................  20
            (l) Legends.................................................................  20
            (m) Interim Financial Statements............................................  20
            (n) Periodic Reports........................................................  20
            (o) Merger of Finance Corp. into Centennial.................................  20
            (p) Recapitalization Documents..............................................  21
            (q) Subordinated Notes......................................................  21
            (r) Transfer of Assets to Issuer............................................  21
            (s) Consent Solicitations and Tender Offers.................................  21

 SECTION 4.  Payment of Expenses........................................................  21
            (a) Expenses................................................................  21
            (b) Termination of Agreement................................................  22

 SECTION 5.  Conditions of Initial Purchasers' Obligations..............................  22
            (a) Opinion of Counsel for the Issuer and Finance Corp......................  22
            (b) Opinion of Regulatory Counsel for the Issuer and Finance Corp...........  22
            (c) Opinion of Counsel for the Initial Purchasers...........................  22
            (d) Officers' Certificate...................................................  23
            (e) Accountant's Comfort Letter and Consent.................................  23

                                     -ii-

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

            (f)  Bring-down Comfort Letter...............................................  23
            (g)  PORTAL..................................................................  23
            (h)  Officer's Certificate; Solvency Opinion.................................  23
            (i)  Registration Rights Agreement, Pledge and Escrow Agreement and the
                 Indenture...............................................................  24
            (j)  Escrow Amounts..........................................................  24
            (k)  Consent Solicitations and Tender Offers.................................  24
            (l)  Merger Agreement........................................................  24
            (m)  Additional Documents....................................................  24
            (n)  Termination of Agreement................................................  24

 SECTION 6.  Indemnification.............................................................  24
           (a)   Indemnification of Initial Purchasers...................................  24
           (b)   Indemnification of the Issuer, Finance Corp. and Directors..............  26
           (c)   Actions against Parties; Notification...................................  26
           (d)   Settlement without Consent if Failure to Reimburse......................  26

 SECTION 7.  Contribution................................................................  27

 SECTION 8.  Representations, Warranties and Agreements to Survive Delivery..............  28

 SECTION 9.  Termination of Agreement....................................................  28
          (a) Termination; General.......................................................  28
          (b) Liabilities................................................................  28

 SECTION 10.  [Intentionally Omitted.]...................................................  28

 SECTION 11.  Notices....................................................................  28

 SECTION 12.  Parties....................................................................  29

 SECTION 13.  Governing Law And Times....................................................  29

 SECTION 14.  Effect of Headings.........................................................  29


Schedule A    Initial Purchasers
Schedule B    Securities
Schedule C    Subsidiaries

Exhibit A-1   Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
Exhibit A-2   Form of Opinion of Wilkinson, Barker, Knauer & Quinn, LLP
Exhibit B     Form of Comfort Letter from Deloitte & Touche LLP

                                 $370,000,000

                     CENTENNIAL CELLULAR OPERATING CO. LLC

                    (a Delaware limited liability company)

                           CENTENNIAL FINANCE CORP.
                           (a Delaware corporation)
                          (to be merged with and into
                           Centennial Cellular Corp.
                          at the time of the Merger)


                              PURCHASE AGREEMENT

December 9, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
NationsBanc Montgomery Securities LLC
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Issuer"), and Centennial Finance Corp., a Delaware corporation (which will be merged with and into Centennial Cellular Corp., a Delaware corporation ("Centennial"), upon consummation of the Merger (as defined below)), as co-obligor ("Finance Corp."), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers"), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Issuer and Finance Corp., jointly and severally, and the purchase by the Initial Purchasers, acting severally and not jointly, of $370,000,000 (including the approximate amount necessary to fund an interest escrow equal to the first three regularly scheduled semi-annual interest payments on the Notes (the "Interest Escrow")) aggregate principal amount of the Issuer's and Finance Corp.'s Senior

Subordinated Notes due 2008 (the "Securities"). Each Initial Purchaser shall purchase, severally and not jointly, an amount of Securities equal to the total amount of Securities purchased by all Initial Purchasers multiplied by the percentage set forth next to its name in Schedule A hereto. The Securities are to be issued pursuant to an indenture dated as of December 14, 1998 (the "Indenture") among the Issuer, Finance Corp. and The Chase Manhattan Bank, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Issuer, Finance Corp., the Trustee and DTC.

     The Securities are being issued as part of the financing necessary to effect the merger (the "Merger") of CCW Acquisition Corp., a Delaware corporation ("Acquisition"), with and into Centennial, whereby Centennial will be the surviving corporation in the Merger. The Merger will be effected pursuant to the Merger Agreement, dated as of July 2, 1998, between Centennial and Acquisition, as amended on November 29, 1998 (as amended, the "Merger Agreement"). Immediately following consummation of the Merger, Centennial (a) shall cause all shares of capital stock and other equity interests of its existing operating subsidiaries to be directly or indirectly contributed to the Issuer and (b) shall have no other material assets other than its interest in the capital stock of the Issuer. Upon consummation of the Merger, Finance Corp. will merge with and into Centennial, which will become a joint and several co-obligor of the Securities.

     In connection with the Merger, Acquisition has received commitments from Merrill Lynch Capital Corporation and others to provide the Issuer with $1.050 billion in senior secured credit facilities (the "Credit Facilities"). Acquisition has received commitments for $400 million in equity contributions (the "Equity Contribution") from several investors (the "Equity Investors") and Centennial has received a commitment from WCAS Capital Partners III, L.P. to purchase senior subordinated notes in an aggregate principal amount of $180 million (the "Subordinated Notes"), as well as common stock of Centennial, for a total price of $180 million (the "Mezzanine Financing"). In connection with the Equity Contribution, the Equity Investors and Acquisition will enter into a securities purchase agreement, stockholders agreement and registration rights agreement which will govern the terms of their investment (the "Investment Agreements"). Centennial will make and consummate tender offers (the "Tender Offers") to acquire all of its 8 7/8% Senior Notes due 2001 (the "1993 Notes") and its 10 1/8% Senior Notes due 2005 (the "1995 Notes" and together with the 1993 Notes, the "Old Notes"). The Merger Agreement, the Credit Facilities, the Investment Agreements, and the agreements in connection with the Equity Contribution, the Mezzanine Financing and the Tender Offers and all other documents and instruments executed in connection with or pursuant to any of the foregoing are collectively referred to herein as the "Recapitalization Documents." The Merger, the borrowings pursuant to the Credit Facilities, the Equity Contribution, the Mezzanine Financing, the Tender Offers and the issuance of the Securities are collectively referred to herein as the "Recapitalization Transactions."

     Pending consummation of the Merger, the Initial Escrow Funds (as defined in the Offering Memorandum) (which consist of the net proceeds from the sale of the Securities and cash in the amount of $25 million from the Equity Investors (the "Additional Escrow Amount")) will be held by the Trustee in an escrow and pledge account (the "Initial Escrow and Pledge Account") pursuant to a Pledge and Escrow Agreement (the "Pledge and Escrow Agreement"). The Initial Escrow Funds will be required to be invested in Cash Equivalents (as defined in the Offering Memorandum). The Issuer will be permitted to obtain release of the Initial Escrow Funds (other than an amount necessary to purchase the Pledged Securities (as defined in the Pledge and Escrow Agreement)) upon consummation of the Merger and related transactions provided that at that time (a) Centennial shall have received the Equity Contribution and Mezzanine Financing of at least $580 million, (b) (i) the Issuer shall have incurred or assumed no more than $1.350 billion and no less than $1.250 billion of Indebtedness under the Credit Facilities and the Securities and (ii) Centennial shall have outstanding under the Credit Facility, the Securities and the Mezzanine Financing no more than $1.550 billion (less the principal amount of Old Notes not tendered and not defeased) and no less than $1.40 billion of Indebtedness (plus the amount of any
(x) Old Notes which have been properly defeased and (y) Equity Contribution and Mezzanine Financing in excess of $580 million less the principal amount of Old Notes not tendered and not defeased) and (c) (i) the Issuer and its Restricted Subsidiaries shall not have outstanding more than $25 million of Indebtedness for borrowed money (other than the Securities and the borrowings under the Credit Facilities) and (ii) Centennial shall not have outstanding more than $25 million of Indebtedness for borrowed money (other than its obligations under the Securities and the Credit Facilities, the Mezzanine Financing and any remaining Old Notes which have been properly defeased or not tendered and not defeased) (collectively, the "Financing Condition"). Upon the earlier to occur of (i) termination of the Merger Agreement and (ii) 60 days after the Issue Date (as defined in the Offering Memorandum) (which date may be extended to 90 days in certain circumstances described in the Pledge and Escrow Agreement), if the Initial Escrow Funds have not been released by that time, all of the outstanding Securities will be subject to a Special Mandatory Redemption (as defined in the Offering Memorandum) upon seven days' prior written notice to the Holders with the Initial Escrow Funds at a redemption price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

     Upon the closing of the Merger, Finance Corp. will merge with and into Centennial, with Centennial as the surviving corporation, and Centennial will assume by Supplemental Indenture (the "Supplemental Indenture") all of Finance Corp.'s obligations, and the co-obligors under the Securities and the Indenture will at such time and thereafter be the Issuer and Centennial. Upon the closing of the Merger, pursuant to the Pledge and Escrow Agreement the Issuer and Centennial must purchase and pledge the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment of the first three scheduled interest payments due on the Securities (unless already paid).

     The Issuer and Finance Corp. understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire the Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     Centennial, the Issuer and Finance Corp. have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 30, 1998 (the "Preliminary Offering Memorandum") and have prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 9, 1998 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, for purposes of this Agreement, each of the Preliminary Offering Memorandum and the Final Offering Memorandum.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

     The holders of the Securities will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Issuer, Finance Corp. and the Initial Purchasers.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Issuer and Finance Corp.

     The Issuer and Finance Corp., jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Initial Purchaser as follows:

          (i)   Similar Offerings.  None of Centennial, the Issuer, Finance
                -----------------
     Corp. or any of their respective Subsidiaries has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (ii)  Offering Memorandum.  The Offering Memorandum does not, and at
                -------------------
     the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer or Finance Corp. in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

          (iii)  Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to Centennial and its Subsidiaries (as defined below) within the meaning of Regulation S-X under the 1933 Act.

          (iv)   Financial Statements.  The financial statements, together with
                 --------------------
     the related schedules and notes, included in the Offering Memorandum present fairly the financial position of Centennial and its consolidated subsidiaries at the dates indicated and the statements of income, changes in shareholders' equity and cash flows of Centennial and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements of Centennial and its Subsidiaries and the related notes thereto, and the other pro forma financial information included in the Offering Memorandum, present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements included in a registration statement under the 1933 Act and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements included in the Offering Memorandum are the only financial statements which would be required by Regulation S-X to be included in the Offering Memorandum if the Offering Memorandum was a registration statement on Form S-1. The Merger may be accounted for as a "recapitalization" for financial reporting purposes.

          (v)    No Material Adverse Change in Business. Since May 31, 1998, (A)
                 --------------------------------------
     there has been no material adverse change in the financial condition, earnings, or business affairs of Centennial, the Issuer and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by Centennial, the Issuer or any of their Subsidiaries, other than those contemplated hereby or in the ordinary course of business, which are material with respect to Centennial, the Issuer and their Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by Centennial, the Issuer or any of their Subsidiaries on any class of their capital stock or other equity interest.

          (vi)   Good Standing of the Issuer.  The Issuer has been duly formed
                 ---------------------------
     and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as it will be conducted after the Merger and as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the Securities, the Exchange Securities, the DTC Agreement and each of the Recapitalization Documents to which it is a party and to enter into and consummate all the transactions in connection therewith and the Recapitalization Transactions as contemplated in the Offering Memorandum; and the Issuer is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required or will be required after the Merger, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)  Good Standing of Centennial.  Centennial has been duly
                 ---------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority (a) to own, lease and operate its properties, (b) to conduct its business as described in the Offering Memorandum, (c) to enter into and perform its obligations, from and after the consummation of the Merger, under this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture, the Securities, the Exchange Securities and the Pledge and Escrow Agreement, (d) to enter into and perform its obligations under each of the Recapitalization Documents to which it is a party and (e) to enter into and consummate the Recapitalization Transactions as contemplated in the Offering Memorandum; and Centennial is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii) Good Standing of Finance Corp. Finance Corp. has been duly
                 -----------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Securities, the DTC Agreement and each of the Recapitalization Documents to which it is a party and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum; and Finance Corp. is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (ix)  Good Standing of Subsidiaries.  Each direct and indirect
                -----------------------------
     subsidiary of the Issuer, Finance Corp. and Centennial (each a "Subsidiary" and collectively the "Subsidiaries") has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or existence, has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or partnership or membership interests (or other equity interests) of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Centennial, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, by-laws or other charter documents of any Subsidiary or under any agreement to which Centennial, the Issuer or any of their respective Subsidiaries is a party. All of the Subsidiaries (including investment interests and non-wholly owned subsidiaries) of Centennial are listed on Schedule C attached hereto; the term Subsidiary as used herein shall include all of the entities listed on said Schedule C (including investment interests and non-wholly owned subsidiaries). The Issuer and Finance Corp. have taken no actions other than in connection with the Recapitalization Transactions.

          (x)   Capitalization.  The authorized, issued and outstanding capital
                --------------
     stock of Centennial was at the date indicated in the Offering Memorandum as set forth in the table labeled "Capitalization" under the column titled "Actual" and will be upon consummation of the Recapitalization Transactions as set forth in the table labeled "Capitalization" under the column titled "As Adjusted" included in the Offering Memorandum. All of the shares of issued and outstanding capital stock of Finance Corp. have been duly authorized and have been, and as of the Closing Time and upon consummation of the Recapitalization Transactions will have been, validly issued and fully paid and non-assessable and are owned by WCA Management Corporation; and none of the outstanding shares of capital stock of Finance Corp. was issued in violation of the preemptive or other similar rights of any securityholder of Finance Corp. arising by operation of law, under the charter or by-laws of Finance Corp., under any agreement to which Centennial or any of the Subsidiaries is a party or otherwise. All of the membership interests in the Issuer have been duly authorized and have been, and as of the Closing Time and upon consummation of the Recapitalization Transactions will have been, validly issued and fully paid and non-assessable and are owned by Finance Corp.; and none of the outstanding membership interests in the Issuer was issued in violation of the preemptive or other similar rights of any securityholder of the Issuer arising by operation of law, under the charter, by-laws or any such organizational documents of the Issuer, under any agreement to which Centennial or any of its Subsidiaries is a party or otherwise.

          (xi)  Authorization of Agreements.  This Agreement has been duly
                ---------------------------
     authorized, executed and delivered by each of the Issuer and Finance Corp. The Registration Rights Agreement has been duly authorized by each of the Issuer and Finance Corp. and as of the Closing Time will have been executed and delivered by each of the Issuer and Finance Corp. and will constitute valid and binding obligations of each of such entities, enforceable against each such entity in accordance with its terms. The DTC Agreement has been duly authorized by the Issuer and Finance Corp. and as of the Closing Time the DTC Agreement will have been duly executed and delivered by the Issuer and Finance Corp. and will constitute the valid and binding obligation of each of the Issuer and Finance Corp., enforceable against the Issuer and Finance Corp., as the case may be, in accordance with its terms.

          The Pledge and Escrow Agreement has been duly authorized by the Issuer and Finance Corp., and as of the Closing Time the Pledge and Escrow Agreement will have been duly executed and delivered by the Issuer and Finance Corp. and will constitute the valid and binding obligation of each of the Issuer and Finance Corp., enforceable against the Issuer and Finance Corp., as the case may be, in accordance with its terms.: At the time of the deposit of the Initial Funds (as defined in the Pledge and Escrow Agreement) into the Initial Escrow and Pledge Account (as defined in the Pledge and Escrow Agreement), the pledge of the Initial Collateral (as defined in the Pledge and Escrow Agreement) securing the payment of the Initial Secured Obligations (as defined in the Pledge and Escrow Agreement) for the benefit of the Trustee and the Holders of the Securities will constitute a first priority perfected security interest in such Initial Collateral, enforceable against all creditors of the Issuer, Finance Corp. or Centennial and any persons purporting to purchase any of the Collateral from the Issuer, Finance Corp. or Centennial. At the Release Time (as defined in the Pledge and Escrow Agreement), the pledge of the Subsequent Collateral (as defined in the Pledge and Escrow Agreement) securing the payment of the Subsequent Secured Obligations (as defined in the Pledge and Escrow Agreement) for the benefit of the Trustee and the Holders of the Securities will constitute a first priority perfected security interest in such Subsequent Collateral, enforceable against all creditors of the Issuer, Finance Corp. or Centennial and any persons purporting to purchase any of the Collateral from the Issuer, Finance Corp. or Centennial. Upon the consummation of the Merger, Centennial will become an obligor under the Pledge and Escrow Agreement in place of Finance Corp. There are no Liens on any of the: Initial Collateral or Subsequent Collateral other then pursuant to the Pledge and Escrow Agreement.

          (xii)  Authorization of the Indenture and Supplemental Indenture.  The
                 ---------------------------------------------------------
     Indenture has been duly authorized by the Issuer and Finance Corp. and, at the Closing Time, will have been duly executed and delivered by the Issuer and Finance Corp. and will constitute valid and binding agreements of the Issuer and Finance Corp., enforceable against the Issuer and Finance Corp. in accordance with its terms. The Supplemental Indenture has been duly authorized by the Issuer and Finance Corp. and upon the consummation of the Merger and the merger of Finance Corp. into Centennial will have been duly authorized by Centennial and executed and delivered by the Issuer, Finance Corp. and Centennial and will constitute a valid and binding agreement of such entities, enforceable against such entities in accordance with its terms. Upon the execution and delivery of the Supplemental Indenture by Centennial, the Indenture will constitute a valid and binding agreement of Centennial and the Issuer, enforceable against Centennial and the Issuer in accordance with its terms.

          (xiii) Authorization of the Securities and Exchange Securities.  The
                 -------------------------------------------------------
     Securities have been duly authorized by the Issuer and Finance Corp. and, at the Closing Time, will have been duly executed and delivered by the Issuer and Finance Corp. and will constitute valid and binding agreements of the Issuer and Finance Corp., enforceable against the Issuer and Finance Corp. in accordance with their terms, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. Upon the consummation of the Merger and the merger of Finance Corp. into Centennial, the Securities will constitute a valid and binding agreement of Centennial and the Issuer enforceable against Centennial and the Issuer in accordance with their terms. The Exchange Securities have been duly authorized by Centennial and the Issuer and, when executed and authenticated and issued and delivered by Centennial and the Issuer in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of Centennial and the Issuer enforceable against Centennial and the Issuer in accordance with their terms and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiv)  Authorization of the Credit Facilities.  The Credit Facilities
                 --------------------------------------
     have been duly authorized by Centennial, the Issuer and their Subsidiaries which are a party thereto and, when duly executed and delivered by Centennial, the Issuer and such Subsidiaries, will constitute valid and binding obligations of Centennial, the Issuer and such Subsidiaries, enforceable against Centennial, the Issuer and such Subsidiaries in accordance with their terms.

          (xv)   Authorization of the Subordinated Notes. The Subordinated Notes
                 ---------------------------------------
     have been duly authorized by Centennial and, when executed and delivered by Centennial, will constitute the valid and binding obligations of Centennial, enforceable against Centennial in accordance with their terms.

          (xvi)  Authorization of the Recapitalization Transactions.  Each of
                 --------------------------------------------------
     Centennial, the Issuer and their respective Subsidiaries have all necessary corporate power and authority to enter into, to perform the obligations to be performed by them under, and to consummate the transactions contemplated by the Merger, the Merger Agreement, the Recapitalization Transactions and the Recapitalization Documents to which it is a party. The Merger, the Merger Agreement and the Recapitalization Documents have each been duly authorized by Centennial, the Issuer and their Subsidiaries, as the case may be. The Merger Agreement has been duly authorized, executed and delivered by Centennial and Acquisition and constitutes the legal, valid and binding obligation of each of Centennial and Acquisition, enforceable against the parties thereto in accordance with their terms. All actions and proceedings required by law to be taken by Centennial, Acquisition and their Subsidiaries prior to the Closing Time in connection with the Merger and the Recapitalization Transactions have been or prior to the Closing Time will have been duly and validly taken. All actions and proceedings required by law to be taken by Centennial, Acquisition and their Subsidiaries prior to the consummation of the Merger in connection with the Recapitalization Transactions will have been duly and validly taken. The Form S-4 filed by Centennial with the Commission in connection with the Merger (the "Form S-4") has been duly authorized by Centennial and at the time filed, the date hereof and its effective date complied or will comply as to form with all legal requirements under the 1933 Act and the 1934 Act. The Form S-4 has been declared effective by the Commission and no stop order with respect thereto has been issued .

          (xvii)  Description of the Securities, the Indenture, the Registration
                  --------------------------------------------------------------
     Rights Agreement, the Pledge and Escrow Agreement, the Mezzanine Financing,
     ---------------------------------------------------------------------------
     the Recapitalization Documents and the Recapitalization Transactions.  The
     --------------------------------------------------------------------
     Securities, the Indenture, the Registration Rights Agreement, the Credit Facilities, the Pledge and Escrow Agreement and the employment agreements with the Issuer's executive officers conform or at the Closing Time will conform to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms delivered to the Initial Purchasers on or prior to November 29, 1998. Each of the Recapitalization Documents and the Supplemental Indenture conforms or upon consummation of the Recapitalization Transactions will conform to the respective statements relating thereto contained in the Offering Memorandum and all provisions material to the holders of the Notes have been described in the Offering Memorandum. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum and the Exchange Offer Registration Statement (as defined in the Offering Memorandum) at the time it becomes effective. There are no contracts or documents which are required to be described in a registration statement on Form S-1 under the 1933 Act which have not been described in the Offering Memorandum.

          (xviii) Absence of Defaults and Conflicts.  None of Centennial, the
                  ---------------------------------
     Issuer or any of their Subsidiaries is in violation of its charter or by-laws or other constituent document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Centennial, the Issuer or any of their Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of Centennial, the Issuer or any of their Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Centennial, the Issuer or any of their Subsidiaries or any of their assets or properties, except in each case for such defaults or violations that would not result in a Material Adverse Effect.

          The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the DTC Agreement, the Securities, the Exchange Securities, each of the Recapitalization Documents and any other agreement or instrument entered into or issued or to be entered into or issued by Centennial, the Issuer, Finance Corp. or any of their Subsidiaries, as the case may be, in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum or in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including each of the Recapitalization Transactions and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities and the other financing transactions as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by Centennial, the Issuer, Finance Corp. and their respective Subsidiaries with their obligations hereunder and under the Recapitalization Documents and under the Indenture and the Securities (and, upon consummation of the Merger and the merger of Finance Corp. with and into Centennial and execution and delivery of the Supplemental Indenture, by the Issuer and Centennial) do not on the date hereof and will not, at the Closing Time and upon consummation of the Recapitalization Transactions, whether with or without the giving of notice or passage of time or both, (a) conflict with or constitute a breach of, or a violation under the charter or by-laws of Centennial, the Issuer or any of their Subsidiaries or (b) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or (except as contemplated by the Credit Facilities and the Pledge and Escrow Agreement) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Centennial, the Issuer or any of their Subsidiaries pursuant to the Agreements and Instruments or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Centennial, the Issuer or any of their Subsidiaries or any of their assets or properties, except in the case of clause (b) for such as would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Centennial, the Issuer or any of their Subsidiaries.

          (xix)  Absence of Labor Disputes.  No labor dispute with the employees
                 -------------------------
     of any of Centennial, the Issuer or any of their Subsidiaries exists or, to the knowledge of the Issuer, is imminent, and none of the Issuer or any of their Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of Centennial's, the Issuer's or any of their Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xx)  Absence of Proceedings.  There is no action, suit, proceeding,
                ----------------------
     inquiry or investigation (including, without limitation, those of the Federal Communications Commission (the "FCC") or any state, local or commonwealth communications agency or commission), in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer or any of its Subsidiaries, threatened, against or affecting Centennial, the Issuer or any of their Subsidiaries which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which singly or in the aggregate, might reasonably be expected to materially and adversely affect the consummation of this Agreement or any of the Recapitalization Transactions or the performance by any of Centennial, the Issuer or any of their Subsidiaries of their obligations hereunder or under the Securities, the Exchange Securities or any of the Recapitalization Documents.

          (xxi) Possession of Intellectual Property. Centennial, the Issuer and
                -----------------------------------
     their Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except for such Intellectual Property the absence of which would not reasonably be expected to result in a Material Adverse Effect, and none of Centennial, the Issuer or any of their Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Centennial, the Issuer or any of their Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xxii)  Absence of Further Requirements.  No filing with, or
                  -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required as of the date hereof, the Closing Time or upon consummation of the Recapitalization Transactions (i) for the performance by Centennial, the Issuer or any of their Subsidiaries of any of their respective obligations hereunder or under any of the Recapitalization Documents, (ii) in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Recapitalization Transactions and the transactions contemplated thereby or (iii) for the due execution, delivery or performance of and the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture, the DTC Agreement, the Securities, the Exchange Securities, each of the Recapitalization Documents or any other agreement or instrument entered into or issued or to be entered into or issued by Centennial, the Issuer or any of their Subsidiaries in connection with the consummation of the Recapitalization Transactions or the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") except for those the failure to obtain which would not have a Material Adverse Effect. The necessary consent of the FCC with respect to the transfer of the FCC licenses to occur upon consummation of the Recapitalization Transactions has become a "final order" (as customarily understood) and no consent, approval or other action is necessary by the FCC or any local, state or commonwealth communications agency in order to issue the Securities and consummate the sale of the Securities.

          (xxiii)  Possession of Licenses and Permits.  Centennial, the Issuer
                   ----------------------------------
     and their Subsidiaries possess all governmental permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local, commonwealth or foreign regulatory agencies or bodies necessary to conduct the business now operated by them respectively (including, without limitation, all waivers, licenses, permits, certificates, franchises, registrations and other authorizations to develop, implement and operate the cellular, wireless, wireline, PCS, paging, conventional mobile telephone systems and SMR systems of Centennial, the Issuer and their Subsidiaries as described in the Offering Memorandum) except for such Governmental Licenses the absence of which would not reasonably be expected to result in a Material Adverse Effect; Centennial, the Issuer and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of Centennial, the Issuer or any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Issuer or Finance Corp., pending or threatened actions, suits, claims or proceedings against Centennial, the Issuer or any of their Subsidiaries before any court, governmental agency or body or otherwise that would reasonably be expected to limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiv)   Title to Property.  Centennial, the Issuer and their
                   -----------------
     Subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Centennial, the Issuer or any of their Subsidiaries; and all of the leases and subleases material to the business of Centennial, the Issuer and their Subsidiaries, considered as one enterprise, and under which Centennial, the Issuer or any of their Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and none of Centennial, the Issuer or any of their Subsidiaries, has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Centennial, the Issuer or any of their Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of Centennial, the Issuer or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxv)   Tax Returns.  All material United States federal income tax
                  -----------
     returns of Centennial and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Centennial and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Centennial and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of Centennial and its Subsidiaries in respect of all federal, state, local and foreign tax liabilities of Centennial and each Subsidiary of Centennial for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

          (xxvi)  Insurance.  Centennial, the Issuer and their Subsidiaries
                  ---------
     carry or are entitled to the benefits of insurance, including business interruption insurance, with financially sound and reputable insurers, in such amounts, containing such deductibles and covering such risks as they believe to be generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxvii) Solvency.  Each of Centennial, Finance Corp. and the Issuer
                  --------
     is, and immediately after the Closing Time and immediately upon consummation of the Recapitalization Transactions will be, Solvent. As used herein, the term "Solvent" means, with respect to an entity, on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

          (xxviii)  Stabilization or Manipulation.  None of Centennial, the
                    -----------------------------
     Issuer, any of their Subsidiaries or their officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of Centennial, the Issuer or any Subsidiary in order to facilitate the sale or resale of the Securities. Centennial, the Issuer and their Subsidiaries have not distributed and, prior to the later to occur of
     (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum or other materials, if any, permitted by the 1933 Act and approved by the Representative.

          (xxix)    Suppliers.  No supplier of merchandise to Centennial, the
                    ---------
     Issuer or any of their Subsidiaries has ceased shipments of merchandise to Centennial, the Issuer or any of their Subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

          (xxx)     Environmental Laws. Except such matters as would not, singly
                    ------------------
or in the aggregate, result in a Material Adverse Effect, (A) none of Centennial, the Issuer or any of their Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) Centennial, the Issuer and their Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Centennial, the Issuer or any of their Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of Centennial, the Issuer or any of their Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting Centennial, the Issuer or any of their Subsidiaries relating to any Hazardous Materials or Environmental Laws.

          (xxxi)   Registration Rights. There are no holders of securities (debt
                   -------------------
     or equity) of Centennial, the Issuer or any Subsidiary, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of Centennial, the Issuer or any Subsidiary, who in connection with the issuance, sale and delivery of the Securities and the Exchange Securities, if any, and the execution, delivery and performance of this Agreement and the Registration Rights Agreement, have the right to request the Issuer to register securities held by them under the 1933 Act.

          (xxxii)  Accounting Controls.  Centennial and its consolidated
                   -------------------
     Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxiii) Investment Company Act.  None of Centennial, the Issuer or
                   -----------------------
     Finance Corp. is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxxiv)  Rule 144A Eligibility.  The Securities are eligible for
                   ---------------------
     resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxv)   No General Solicitation.  None of Centennial, the Issuer or
                   -----------------------
     any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on any of their behalf (other than the Initial Purchasers) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxvi)  No Registration Required. It is not necessary in connection
                   ------------------------
     with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxxvii) No Directed Selling Efforts.  With respect to those
                   ---------------------------
     Securities sold in reliance on Regulation S, (A) none of Centennial, the Issuer, Finance Corp., any of their Affiliates or any person acting on their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of Centennial, the Issuer, Finance Corp., any of their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom they make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxxviii)  PORTAL.  The Issuer and Finance Corp. have been advised by
                     ------
     the National Association of Securities Dealers, Inc. PORTAL (as defined in
     Section 4(a)) Market that the Securities will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (xxxix)   Year 2000 and Euro Disclosures.  All disclosure regarding
                    ------------------------------
     year 2000 compliance and the Euro conversion that is required to be described in a registration statement on Form S-1 under the 1933 Act (including disclosures required by Staff Legal Bulletin No. 6, SEC Release No. 33-7558 (July 29, 1998) and SEC Release No. 33-7609 (November 9, 1998))
     has been included in the Offering Memorandum. None of Centennial, the Issuer nor any of their respective Subsidiaries will incur significant operating expenses or costs to ensure that its information systems will be year 2000 compliant or to adjust its operating and information systems to the conversion to a single currency in Europe, other than as disclosed in the Offering Memorandum.

          (xl)      Pre-Merger Activities. The Issuer and Finance Corp. have
                    ---------------------
     taken no action, incurred no liabilities and acquired no assets other than in connection with the Recapitalization Transactions.

     (b) Officer's Certificates. Any certificate signed by any officer of Centennial, the Issuer, Finance Corp. or any of the Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by Centennial, the Issuer, Finance Corp. or such Subsidiary to each Initial Purchaser as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.
                 ------------------------------------------------

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer and Finance Corp. agree to sell to each Initial Purchaser, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuer and Finance Corp., at the price set forth in Schedule B, an aggregate principal amount of Securities equal to the total amount of Securities purchased by all Initial Purchasers multiplied by the percentage set forth in Schedule A opposite the name of such Initial Purchaser.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, or at such other place as shall be agreed upon by the Representative, the Issuer and Finance Corp. at 9:00 A.M. (New York Time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Issuer and Finance Corp. (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Trustee by wire transfer of immediately available funds to a bank account designated by the Trustee, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities shall be registered in the names and denominations requested by the Initial Purchasers, and in either case shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer and Finance Corp. that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; (iii) will offer and sell the Securities only to institutional investors that are reasonably believed by it to qualify as Qualified Institutional Buyers or non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act; and (iv) will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

     (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

     SECTION 3.  Covenants of the Issuer and Finance Corp. The Issuer and
                 ----------------------------------------
Finance Corp., jointly and severally, covenant with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Issuer and Finance Corp., as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Issuer and Finance Corp. will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by Centennial, the Issuer or Finance Corp. of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers, any material changes in or affecting the earnings, business affairs or business prospects of Centennial, the Issuer and their Subsidiaries which (i) make any statement in any Offering Memorandum or any document incorporated by reference in any Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Issuer, Finance Corp., their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement any Offering Memorandum in order that such Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuer and Finance Corp. will forthwith amend or supplement such Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, such Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Issuer and Finance Corp. will advise each Initial Purchaser promptly of any proposal to amend or supplement any Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers to, nor the Initial Purchaser's delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereo f.

     (d) Qualification of Securities for Offer and Sale. The Issuer and Finance Corp. will use their best efforts to register or qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Issuer and Finance Corp. shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Integration. The Issuer and Finance Corp. agree that they will not and will cause their affiliates not to make any offer or sale of securities of Centennial, the Issuer or Finance Corp., as the case may be, of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities by the Issuer and Finance Corp. to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (f) Rating of Securities. The Issuer and Finance Corp. shall take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide their respective credit ratings of the Securities.

     (g) Rule 144A Information. The Issuer and Finance Corp. agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, they will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless Centennial, the Issuer or Finance Corp. furnishes information to the Commission pursuant to
Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information").

     (h) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Issuer and Finance Corp. will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

     (i) Use of Proceeds. Centennial, the Issuer and Finance Corp. will use the net proceeds received by the Issuer and Finance Corp. from the sale of the Securities and the other Recapitalization Transactions in the manner specified in the Offering Memorandum under "Use of Proceeds." Pending consummation of the Merger, the Initial Escrow Funds (which consist of the net proceeds from the sale of the Securities and the Additional Escrow Amount from the Equity Investors in the amount of $25 million in cash) will be held by the Trustee in the Initial Escrow and Pledge Account pursuant to the Pledge and Escrow Agreement. The Issuer will release the Initial Escrow Funds (other than an amount necessary to purchase the Pledged Securities (as defined in the Pledge and Escrow Agreement)) only upon satisfaction of the Financing Condition.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, none of Centennial, the Issuer, Finance Corp. or any of their Subsidiaries will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or file a registration statement with respect to, any debt securities or securities convertible into or exchangeable or exercisable for debt securities of Centennial, the Issuer, Finance Corp. or any of their Subsidiaries (other than with respect to the Securities and the Exchange Securities, the Credit Facilities, the Subordinated Notes (which may be sold or transferred solely to WCA&S) and other debt securities which are issued directly to the seller(s) in consideration for the transfer of a Related Business (as defined in the Indenture); provided that each such seller agrees to a restriction on the sale of such debt securities on the terms set forth in this clause (j).

     (k) DTC Clearance. The Issuer and Finance Corp. will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC.

     (l) Legends. Each certificate for a Security will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (m) Interim Financial Statements. Prior to the Closing Time, the Issuer shall furnish to the Initial Purchasers copies of any budgets, projections, revised budgets or revised projections for fiscal 1999 and any unaudited interim financial statements of Centennial and the Issuer, which the Issuer has received, promptly after they have been received, for any periods subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

     (n) Periodic Reports. For a period of three years after the Closing Time, the Issuer and Finance Corp. will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports filed by Centennial, the Issuer or any of their Subsidiaries with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by Centennial, the Issuer or any of their Subsidiaries generally to the holders of the Securities or to security holders of its publicly issued securities generally.

     (o) Merger of Finance Corp. into Centennial. Upon the closing of and simultaneously with the Merger and the closing of the Recapitalization Transactions, Centennial and Finance Corp. shall effect the merger of Finance Corp. with and into Centennial and Centennial and the Issuer shall execute a Supplemental Indenture such that Centennial and the Issuer shall be co-obligors under the Indenture and the Securities and Centennial shall be liable for all of Finance Corp.'s liabilities under this Agreement, the Securities, the Indenture, the Pledge and Escrow Agreement and the Registration Rights Agreement.

     (p) Recapitalization Documents. The Issuer will provide the Initial Purchasers with drafts of all Recapitalization Documents in substantially final form a reasonable period of time prior to the Closing Time and a complete set of closing documents and opinions in connection with the Recapitalization Transactions a reasonable time after the consummation of the Recapitalization Transactions.

     (q) Subordinated Notes. The Subordinated Notes to be issued by Centennial shall not exceed $180 million and shall include provisions requiring all interest not paid in cash to be paid in kind, restricting the transfer of the Subordinated Notes to third parties and allowing acceleration of the Subordinated Notes only (except in the case of the bankruptcy or similar event of Centennial) if the Securities or the Credit Facilities shall have been accelerated and such acceleration shall not have been rescinded within 90 days after notice.

     (r) Transfer of Assets to Issuer. Immediately following consummation of the Merger, Centennial and the Issuer shall cause all of the capital stock and other equity interests of all of Centennial's existing Subsidiaries (including its investment interests) to be contributed directly or indirectly to the Issuer and Centennial shall have no material assets other than its investment in the capital stock of the Issuer.

      (s) Consent Solicitations and Tender Offer. At or prior to the consummation of the Merger, Centennial shall have authorized, executed and delivered the supplemental indentures with respect to the Old Notes and such supplemental indentures shall be in full force and effect and enforceable in accordance with their terms.

     SECTION 4.  Payment of Expenses.
                 -------------------

     (a) Expenses. The Issuer and Finance Corp. will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum and the Registration Statement (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the preliminary prospectuses and the prospectus to be contained in the Registration Statement,
(ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Pledge and Escrow Agreement, the Indenture, the Supplemental Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Issuer's, Finance Corp.'s and their Subsidiaries' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities and the listing of the Securities with the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") market, and (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Issuer and Finance Corp. shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5.  Conditions of Initial Purchasers' Obligations.
                 ---------------------------------------------

     The obligations of the several Initial Purchasers hereunder are subject to the accuracy (in all material respects, with respect to representations and warranties which are not qualified by materiality or Material Adverse Effect or similar measure) of the representations and warranties of the Issuer and Finance Corp. contained in Section 1 hereof or in certificates of any officer of Centennial, the Issuer or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by Centennial, the Issuer and Finance Corp. of their covenants and other obligations hereunder, to the performance by CCW Acquisition Corp. of all of its obligations under the Forward Underwriting Commitment Letter, dated November 29, 1998, between CCW Acquisition Corp. and the Initial Purchasers (the "Commitment Letter") and the Fee Letter, dated November 29, 1998, between CCW Acquisition Corp. and the Initial Purchasers (the "Fee Letter"), and to the following further conditions:

     (a) Opinion of Counsel for the Issuer and Finance Corp. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Issuer and Finance Corp., in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A-1 hereto, and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (b) Opinion of Regulatory Counsel for the Issuer and Finance Corp.
  At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Wilkinson, Barker, Knauer & Quinn, LLP, regulatory counsel to the Issuer and Finance Corp., in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (c) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain matters set forth in paragraphs (ii), (iii), (xi), (xii), (xiv), (xv), (xvi), (xxi) and (xxiii) (solely as to the information in the Offering Memorandum under "Description of the Notes") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Centennial, the Issuer or their Subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) there shall not have been, since May 31, 1998, any material adverse change in the condition (financial or otherwise), earnings or business affairs of Centennial, the Issuer and their Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the Issuer and Finance Corp. shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Issuer and Finance Corp. in Section 1 which are qualified by materiality or Material Adverse Effect or similar measure shall be accurate and true and correct as though expressly made at and as of the Closing Time and the representations and warranties of the Issuer and Finance Corp. in Section 1 which are not qualified by materiality or Material Adverse Effect shall be accurate and correct in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received certificates of Rudy Graf and Michael Small, in each case dated as of the Closing Time, to such effect (which certificate may provide that such certificate is being delivered on behalf of the Issuer).

     (e) Accountant's Comfort Letter and Consent. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative or to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and in the form of Exhibit B attached hereto.

     (f) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (h) Officer's Certificate; Solvency Opinion. At the Closing Time, the Initial Purchasers shall have received a certificate of Rudy Graf as to certain agreed upon accounting matters and with respect to the solvency of Centennial, the Issuer and Finance Corp. immediately after the consummation of the Recapitalization Transactions. In addition, the Initial Purchasers shall have received, at the Issuer's expense, an opinion of a nationally recognized appraisal firm or valuation consultant in form and substance satisfactory to the Representative.

     (i) Registration Rights Agreement, Pledge and Escrow Agreement and the Indenture. Each of the Issuer and Finance Corp., as the case may be, shall have duly authorized, executed and delivered the Registration Rights Agreement, the Pledge and Escrow Agreement, the DTC Agreement and the Indenture in the forms delivered to the Initial Purchasers on or prior to November 29, 1998.

     (j) Escrow Amounts. The Equity Investors shall have caused to be deposited cash in the amount of $25 million in respect of the Additional Escrow Amount in the Escrow and Pledge Account. The Issuer and Finance Corp. shall have established escrow and pledge arrangements in form and substance satisfactory to the Representative pursuant to which the Issuer and Finance

Corp. will pledge for the benefit of the holders of the Notes government securities in an amount sufficient to pay interest on the Securities for the first three interest payment dates.

     (k) Consent Solicitations and Tender Offers. Centennial shall have received the Requisite Consents (as defined in Centennial's Offer to Purchase and Consent Solicitation, dated September 8, 1998) pursuant to Centennial's Tender Offers with respect to the Old Notes.

     (l) Merger Agreement. At the Closing Time, the Merger Agreement shall be in full force and effect.

     (m) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the other Recapitalization Transactions as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Centennial, the Issuer and Finance Corp. in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Issuer and Finance Corp. at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------
     (a) Indemnification of Initial Purchasers. The Issuer and Finance Corp., jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto (including any document incorporated by reference into the Preliminary Offering Memorandum or Final Offering Memorandum)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of Centennial and the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Centennial, the Issuer and Finance Corp. by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); provided, further, that the Issuer and Finance Corp. will not be liable to the
--------  -------
Initial Purchasers or any person controlling such Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Issuer and Finance Corp. shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Offering Memorandum (as amended or supplemented) if the Issuer and Finance Corp. have previously furnished copies thereof to the Initial Purchasers (sufficiently in advance of the Closing Time to allow for distribution of the Final Offering Memorandum in a timely manner) and complied with their obligations under Sections 3(b) and 3(c) hereof and the loss, liability, claim, damage or expense of the Initial Purchasers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the Final Offering Memorandum (as amended or supplemented).

     (b) Indemnification of the Issuer, Finance Corp. and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuer, Finance Corp. and their directors, and each person, if any, who controls the Issuer or Finance Corp. within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuer or Finance Corp. by such Initial Purchaser expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer and Finance Corp. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to
                                           --------  -------
the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Finance Corp. on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Issuer and Finance Corp. on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuer and Finance Corp. on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and Finance Corp. and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Issuer and Finance Corp. on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and Finance Corp. or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer, Finance Corp. and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer, Finance Corp. and each person, if any, who controls the Issuer and Finance Corp. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and Finance Corp. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 -------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of Centennial, the Issuer or any of their Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of Centennial, the Issuer or any Subsidiary, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Issuer and Finance Corp., at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since May 31, 1998, a Material Adverse Effect, or (ii) if trading in any securities of Centennial or the Issuer has been suspended or limited by the Commission or the NASDAQ National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iii) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. [Intentionally Omitted.]
                 ------------------------

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by a nationally recognized courier service or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Sean Crowley, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Issuer and Finance Corp. shall be directed to Michael Small and Rudolph E. Rupert c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, New York, New York 10022-6815, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, attention of Robert A. Schwed, Esq.

     SECTION 12. Parties.  This Agreement shall each inure to the benefit of
                 -------
and be binding upon the Initial Purchasers, the Issuer, Finance Corp. and their respective successors (including Centennial as the successor to Finance Corp. but solely upon consummation of the Merger). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer, Finance Corp. and their respective successors and the controlling persons and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuer, Finance Corp. and their respective successors, and said controlling persons and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  Governing Law And Times.  THIS AGREEMENT SHALL BE GOVERNED BY
                  -----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer and Finance Corp. a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Issuer and Finance Corp. in accordance with its terms.

                                Very truly yours,
                                CENTENNIAL CELLULAR OPERATING CO. LLC


                                By:  Centennial Finance Corp.

                                   /s/ Thomas E. McInerney
                                By______________________________________
                                     Name:  Thomas E. McInerney
                                     Title: President


                                CENTENNIAL FINANCE CORP.

                                   /s/ Thomas E. McInerney
                                By______________________________________

                                     Name:  Thomas E. McInerney
                                     Title: President

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

    /s/ Lex Maultsby
 By_________________________________
          Authorized Signatory

 For itself and the other Initial Purchasers named in Schedule A hereto.

                                  SCHEDULE A

                                                                  Percentage of
 Name of Initial Purchaser                                         Securities
 -------------------------                                         ----------

Merrill Lynch, Pierce, Fenner & Smith
Incorporated...................................................        36%
NationsBanc Montgomery Securities, LLC.........................        27
Morgan Stanley & Co. Incorporated..............................        27
Chase Securities Inc...........................................        10
                                                                      ----
                       Total                                          100%
                                                                      ====

                                  SCHEDULE B

                     CENTENNIAL CELLULAR OPERATING CO. LLC

                           CENTENNIAL FINANCE CORP.

                $370,000,000 Senior Subordinated Notes due 2008

     1. The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 96.5% of the principal amount thereof.

     3.   The interest rate on the Securities shall be 10 3/4% per annum.

     4. The interest payment dates of the Securities shall be June 15 and December 15 of each year, commencing June 15, 1999.

     5. The Securities will be subject to redemption at any time on or after December 15, 2003, at the option of the Issuer and Finance Corp., at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:


                                         Redemption
               Year                        Price
               ----                    ---------------

               2003                      105.375%
               2004                      103.583%
               2005                      101.792%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

     6. The price at which the Issuer and Finance Corp. may repurchase up to 35% of the Securities pursuant to the equity claw-back feature of the optional redemption provisions of the Indenture shall be 110.75%.

                                  SCHEDULE C

                   Subsidiaries of Centennial Cellular Corp.
                   -----------------------------------------


Name of Subsidiary                                              State of Incorporation
------------------                                              ----------------------

Centennial Cellular Operating Co. LLC (after the Merger)               Delaware

Alexandria Cellular Corp.                                              Delaware
Alexandria Cellular License Corp.                                      Delaware
Bauce Communications, Inc.                                             Oregon
Bauce Communications of Beaumont, Inc.                                 Oregon
Centennial Asia Pacific Cellular Holding Corp.                         Nevada
Centennial Ashe Cellular Corp.                                         Delaware
Centennial Beauregard Cellular LLC                                     Delaware
Centennial Beauregard Holding Corp.                                    Delaware
Centennial Benton Harbor Cellular Corp.                                Delaware
Centennial Benton Harbor Holding Corp.                                 Delaware
Centennial Caldwell Cellular Corp.                                     Delaware
Centennial Cellular Telephone Company of Del Norte                     Delaware
Centennial Cellular Telephone Company of Lawrence                      Delaware
Centennial Cellular Telephone Company of Modoc                         Delaware
Centennial Cellular Telephone Company of Sacramento Valley             Delaware
Centennial Cellular Telephone Company of San Francisco                 Delaware
Centennial Cellular Wireless Holding Corp.                             New Jersey
Centennial Clairborne Cellular Corp.                                   Delaware
Centennial Clinton Cellular Corp.                                      Delaware
Centennial DeSoto Cellular Corp.                                       Delaware
Centennial Hammond Cellular LLC                                        Delaware
Centennial Iberia Holding Corp.                                        Delaware
Centennial Jackson Cellular Corp.                                      Delaware
Centennial Lafayette Cellular Corp.                                    Louisiana
Centennial Lake Charles Cellular Corp.                                 Delaware
Centennial Louisiana Holding Corp.                                     Delaware
Centennial Mega Comm Holding Corp.                                     Delaware
Centennial Michigan RSA 6 Cellular Corp.                               Delaware
Centennial Michigan RSA 7 Cellular Corp.                               Delaware
Centennial Microwave Corp.                                             Delaware
Centennial Morehouse Cellular LLC                                      Delaware
Centennial Puerto Rico Realty Corporation                              Puerto Rico
Centennial Puerto Rico Wireless Corporation                            Delaware
Centennial Randolph Cellular LLC                                       Delaware
Centennial Wireless PCS License Corp.                                  Delaware
Centennial Wireless PCS Operations Corp.                               Delaware
Century Beaumont Cellular Corp.                                        Delaware

Century Cellular Realty Corp.                                        Delaware
Century Charlottesville Cellular Corp.                               Virginia
Century Charlottesville Cellular Corp.                               Delaware
Century El Centro Corp.                                              California
Century Elkhart Cellular Corp.                                       Delaware
Century Indiana Cellular Corp.
Century Lynchburg Cellular Corp.                                     Delaware
Century Lynchburg Cellular Corp.                                     Virginia
Century Michiana Cellular Corp.                                      Delaware
Century Michigan Cellular Corp.                                      Delaware
Century Montgomery Cellular Corp.                                    Delaware
Century Roanoke Cellular Corp.                                       Delaware
Century Roanoke Cellular Corp.                                       Virginia
Century Rural Cellular Corp.                                         Delaware
Century South Bend Cellular Corp.                                    Delaware
Century Yuma Paging Corp.                                            Delaware
Century Yuma Cellular Corp.                                          Delaware
El Centro Cellular Corporation                                       Delaware
Elkhart Metronet, Inc.                                               Indiana
Hendrix Electronics, Inc.                                            California
Hendrix Radio Communications, Inc.                                   California
Iberia Cellular Telephone Company LLC                                Delaware
Lafayette Communications, Inc.                                       Delaware
Lambda Communications, Incorporated (Incorporado)                    Puerto Rico
Lambda Operations Corp.                                              Delaware
Lambda PCS Corp.                                                     Nevada
Lambda Realty Corp.                                                  Delaware
Mega Comm, Inc.                                                      Delaware
Centennial Mega Comm Holding Corp.                                   Delaware
Michiana Metronet Inc.                                               Indiana
South Bend Metronet, Inc.                                            Indiana
Centennial Cellular Tri-State Operating Partnership                  Delaware



            Non-Wholly Owned Subsidiaries and Partnership Interests
            -------------------------------------------------------

Subsidiary or Partnership                                     Economic Interest
-------------------------                                     -----------------

Alexandria Cellular License Corporation                             92.3%
Lafayette Cellular Telephone Company (a general partnership)        94.5%
Elkhart Cellular Telephone Company (a general partnership)          91.7%
Cal-One Cellular L.P.                                                6.9%
Lake Charles CellTellCo                                             25.1%
Modoc RSA Limited Partnership                                       25.0%
Pennsylvania RSA NO. 6 Limited Partnership (I & II)                 14.3%
Sacramento Valley Limited Partnership                               23.5%

GTE Mobilnet of California Limited Partnership                       2.9%